Exhibit 99.1

News Release	For Release:	Immediately
	Date:	February 12, 2026
Public Storage	Contact:	Joe Fisher
Frisco, TX		joefisher@publicstorage.com
PublicStorage.com

Public Storage Announces PS4.0TM — A New Era of Leadership, Growth and Value Creation

Public Storage’s Fourth Era of Leadership, PS4.0, Set to Launch PS NextTM Operating Platform, Value

Creation Engine and Own It Culture with Strategic Alignment to Long-Term Value Creation

Tom Boyle to Succeed Joe Russell as Chief Executive Officer Effective April 1, 2026

Shankh Mitra to Succeed Ron Havner as non-executive Chairman of the Board Effective April 1, 2026

Shankh Mitra Invested $25 million and Ron Havner Invested $5 million in 10 Year Out-of-the-Money

Options Demonstrating Their Confidence in and Commitment to the New Leadership Team

Joe Fisher to Join Public Storage as President, Chief Financial Officer

Natalia Johnson Promoted to President, Chief Digital and Transformation Officer

Chris Sambar Promoted to President, Chief Operating Officer

Public Storage to Relocate Corporate Headquarters to Frisco, Texas in the Dallas Metropolitan Area

FRISCO, Texas–Public Storage (NYSE: PSA, the “Company”), the world’s largest owner of self-storage facilities, today unveiled PS4.0, a generational leadership transition and strategic vision designed to accelerate long-term relative total shareholder return through elevating the customer and employee experience, expanding margins and performance of its industry leading operating platform, and capturing the portfolio growth opportunity across a highly fragmented sector.

Leadership Transitions

Public Storage announced key leadership appointments to drive the PS4.0 vision and execution:

•	Tom Boyle, the Company’s current Chief Financial and Investment Officer, has been appointed to Chief Executive Officer, effective April 1, 2026

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Joe Russell will be retiring from his roles as President and Chief Executive Officer on March 31, 2026, and will provide consulting services to the Company through March 31, 2027, to support the transition

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Joe Fisher has been appointed President, Chief Financial Officer, effective February 16, 2026. He was most recently the President, Chief Financial and Investment Officer at UDR, an S&P 500 multifamily REIT

•	Natalia Johnson, the Company’s current Chief Administrative Officer, is being promoted to President, Chief Digital and Transformation Officer

•	Chris Sambar is being promoted to President, Chief Operating Officer and will now also oversee our PS Advantage third-party management platform

•	Ayash Basu has joined as Chief Revenue and Marketing Officer. He most recently served as a Managing Director & Partner at the Boston Consulting Group

“It has been an honor to lead Public Storage through a decade of transformation, accretive growth and shareholder returns,” said Joe Russell. “Tom has been a valued partner and an exceptional leader in his dual role as CFO and CIO, helping create the foundation that has driven our improved capital allocation, superior operations, and relative shareholder returns in recent years. The Board, the senior leadership team and I are excited to see Tom and his team lead Public Storage into PS4.0, our powerful next era of growth.”

“I am deeply grateful to the Board for the trust they have placed in me, and I want to sincerely thank Joe Russell for his strong leadership of Public Storage and mentorship to me and the executive team,” said Tom Boyle. “Joe built a strong foundation for us to launch into PS4.0 with a focus on our people, our customers, our Brand, our industry-leading operating platform, and our ability to scale in a fragmented sector. Our single most important focus going forward will be per share earnings and cash flow growth resulting in accelerated shareholder returns. I believe the path to achieving that goal will be through superior customer experience and capital allocation.”

“I am joining Public Storage from the outside because the platform and industry opportunity are extraordinary,” said Joe Fisher. “Public Storage has assembled one of the most competitive, mission-driven, and high-integrity leadership groups in real estate today — a team built on a shared ownership and fiduciary mindset, operational and capital allocation excellence, and a commitment to drive shareholder value.“

Board Transitions

Public Storage also announced key Board of Trustee transitions to support the PS4.0 leadership transition:

•	Shankh Mitra, current Chief Executive Officer of Welltower and Public Storage independent Trustee, has been elected to the role of non-executive Chairman of the Board effective April 1, 2026

•	Ron Havner will continue to serve as a Trustee

•	John Reyes will not stand for re-election at the upcoming annual meeting

•	Joe Russell will retire from the Board upon his retirement as President and CEO on March 31, 2026

•	Tom Boyle will join the Board of Trustees effective April 1, 2026

•	A new Investment Committee of the Board of Trustees will be chaired by Ron Spogli, founder and Chairman of Freeman Spogli & Co.

The Board of Trustees is incredibly thankful for the many years of leadership and partnership displayed by Ron Havner, Joe Russell and John Reyes, who have a combined 99 years in service to the shareholders of Public Storage. Ron Havner stated, “We have accomplished significant industry changing objectives over the past 40 years since I first joined Public Storage. Public Storage has an unmatched brand, operating platform, and balance sheet. John Reyes has been a leader and Trustee with uncommon financial discipline, sound judgement and a deep understanding of the business. His contributions to Public Storage’s success have been invaluable, and we thank him for his years of dedicated service. I especially want to thank Joe Russell for his decade of leadership resulting in leading self-storage shareholder returns over the last 1-, 3-, and 5-year periods. This transition is the culmination of several years of thoughtful succession planning at the Board level, and we’re excited for Shankh, Tom and the executive team to build from here.”

Shankh Mitra, who first joined the Board of Trustees in 2020, will assume the role of non-executive Chairman of the Board on April 1, 2026. He currently serves as the Chief Executive Officer of Welltower (NYSE: WELL), where he has driven a vision, strategy, and team that have materially outperformed the REIT industry and broader equity indices. Shankh Mitra stated, “I am humbled and deeply grateful for the trust the Board has placed in me. That trust carries profound responsibility — to our shareholders, our customers, our teammates, and the communities we serve. I am delighted by the opportunity to mentor Tom and the team in matters of capital allocation, culture and incentive design going forward. We are building an exceptional team that is energized and will show up to win each day. In addition to the team, we have designed a new incentive system for Public Storage driven by relative and absolute shareholder returns. I am thankful for Ron’s mentorship through my entire business career and look forward to working with him as a Trustee on the Board. We are thankful for Joe’s leadership, and we strongly believe Tom is the right leader to take the Company into its next phase of growth, PS4.0, and deliver outsized relative shareholder returns.”

Turning from leadership to the broader market landscape, Mr. Mitra shared his perspective on how the Company can best position itself to create long-term value. “My indirect observations suggest there is too much focus on near-term fundamentals and their inflection points,” Mr. Mitra continued, “However, often during the periods of unremarkable growth, great capital allocation opportunities are found. Tom and team will focus on those opportunities, be it external growth, technological advancements or talent upgrades to build the Company for the long term.”

Shankh Mitra has purchased $25 million and Ron Havner has purchased $5 million of 10-year options with a $350 per share strike price and a 6-year lock-out demonstrating their long-term commitment to and confidence in what PS4.0 will deliver to shareholders.

PS4.0: A Leadership Transition and Strategic Acceleration

Public Storage announced today its vision and strategy for the future, known as “PS4.0”, to reflect the fourth generation of leadership since its founding in 1972 by founder and industry visionary, B. Wayne Hughes. This leadership transition into PS4.0 arrives at a uniquely advantageous moment for the self-storage sector:

•	Customer adoption of self-storage continues to grow and is paired with less competitive new supply

•	The industry remains fragmented with significant external growth opportunities ahead

•	The consumer has strongly adopted digital customer experiences and is now embracing AI-led change in customer interaction at a rapidly growing pace

These components create an opportunity for Public Storage to advance into a new era supported by three core pillars:

1) PS Next Operating Platform – Win the Customer and Drive Organic Growth

Customer expectations have fundamentally changed. Today’s customers expect fast, seamless, and quality experiences. To meet and exceed these expectations, Public Storage is launching PS Next, the Company’s next-generation operating platform. PS Next combines the industry’s leading owned-property portfolio with the only scaled omnichannel digital-first platform, advanced data science, and exceptional in-store property managers and customer care agents, which together deliver exactly what customers need, when they need it.

As President and Chief Operating Officer, Chris Sambar leads the in-store customer experience and asset management execution, including in-store operations and security, integration of new assets, and PS AdvantageTM, the Company’s third-party management platform – ensuring an easy, convenient, and quality customer experience, operational excellence, and scale across the portfolio.

As President, Chief Digital and Transformation Officer, Natalia Johnson drives the industry-leading digital platform and virtual customer engagement, AI and technology, data science that drives optimized decisioning platforms, human capital, and enterprise transformation – powering growth, efficiency, and organizational performance.

In addition, our executive team has taken another bold step forward with the addition of Ayash Basu, our Chief Revenue and Marketing Officer. Ayash comes to Public Storage with deep experience in energizing brands through clarity, creativity, and customer obsession, and a proven track record of delivering revenue growth and strong customer loyalty with data-driven excellence. Ayash will lead PS Next into our next-level pricing and marketing environment.

Over the past 3 years, Public Storage has outperformed the self-storage sector by 2.7% in NOI growth with an industry-leading 78.4% direct operating margin. At the launch of PS4.0, these three leaders will work together to deliver 1) elevated and consistent customer experience supported by our iconic orange Public Storage® brand, 2) data science and AI-enabled digital marketing and revenue management, and 3) a transformative PS Next operating model. The execution of these initiatives targets compounding operational outperformance building on our recent performance track record.

2) Value Creation Engine – Capture the External Growth Opportunity

The self-storage industry is entering its next phase of evolution with expectations for increased transaction activity. That activity will be driven by generational estate planning transactions for many of the industry’s operating platforms founders and accelerated by increased participation and trading by institutional capital participants. Public Storage will allocate its capital aggressively and intelligently to capture these opportunities relying on data and increasingly AI-driven underwriting and site selection leveraging the industry’s largest data sets. The platform is built to invest across four primary value creators: acquisitions, developments, expansions and lending.

The Company has deployed over $12 billion of capital over the past 5 years with stores placed onto our operating platform generating more cashflow and higher returns given our industry leading revenue and margin enhancement capabilities. The PS4.0 objective is to accelerate the addition of new assets to solidify our portfolio and reinforce scale-driven operating competitive advantages for PS Next.

Paul Spittle, our SVP of Acquisitions, has been elevated to lead our best-in-class acquisitions team, which has acquired $10 billion through accretive private transactions over the past 5 years. Paul is tripling his deal sourcing teams, reducing transaction timelines and infusing our processes with AI- and data-driven insights.

Alongside acquisitions is our unique development and expansions platform which delivers our strongest returns while allowing us to place new stores where demand and customer growth is emerging.

As President and Chief Financial Officer, Joe Fisher will finance these acquisition, development, expansion and lending activities with our fortress balance sheet and retained cashflow engine which are a distinct competitive advantage for compounding growth. In addition, Joe will oversee investment underwriting, our growing lending business and tenant reinsurance.

3) Own It Culture – A High-Performance Leadership and Talent Platform Built to Win

At the core of PS4.0 is a significant step forward in culture – one defined by accountability, collaboration, and long-term value creation. As Public Storage advances its strategy, aligned and empowered leaders will drive success. Alongside Chief Executive Officer Tom Boyle, the Company’s Presidents and senior leadership team – proven operators and strategic leaders accountable for enterprise-wide results – will drive PS4.0 execution forward.

We have designed a new incentive program for the executive officers beginning in 2026 that is driven by relative and absolute shareholder returns. This significant incentive redesign will be cascaded through the Company to align our teams toward our primary objective of shareholder outperformance. This represents an important cultural shift spurring urgency and execution obsession.

In addition to the incentive program, the people strategy will infuse new capabilities and talent complementing our strong teams and raise the bar for performance with clear accountability. To support our people strategy, Gwen Montgomery has joined as Chief Human Resources Officer, most recently from Gates Corporation.

In addition, Public Storage will relocate its corporate headquarters to North Dallas (Frisco), Texas, benefiting from the depth of talent and innovation in that market, while maintaining a long-term presence in Glendale, California. Together, this leadership and talent platform positions Public Storage to execute PS4.0 and deliver sustained growth and long-term shareholder value.

Conclusion

In closing, Tom Boyle commented, “The opportunity ahead for Public Storage has never been stronger. This Company has a proven ability to outperform through cycles, deliver industry-leading margins driven by digital and AI advancement, and scale accretively in a fragmented landscape. The target is clear: enhanced customer experience, winning employee culture, accelerated value creation and compounding shareholder outperformance. I am energized by the leadership and platform that we are building within Public Storage to lead our industry’s next era.”

About Public Storage

Public Storage, a member of the S&P 500, is a REIT that primarily acquires, develops, owns, and operates self-storage facilities. At December 31, 2025, we: (i) owned and/or operated 3,533 self-storage facilities located in 40 states with approximately 258 million net rentable square feet in the United States and (ii) owned a 35% common equity interest in Shurgard Self Storage Limited (Euronext Brussels: SHUR), which owned 332 self-storage facilities located in seven Western European countries with approximately 18 million net rentable square feet operated under the Shurgard® brand. Our headquarters are located in Frisco, Texas.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements relating to PS4.0, PS Next, our goals, strategies, initiatives, vision, expectations, and outlook associated with PS4.0, PS Next, and our leadership transitions, including as related to customer acquisitions and experience, the optimization, growth, and efficiency of our platforms, facility acquisitions and developments, shareholder returns and Company operating performance, and all other statements other than statements of historical fact. Such statements are based on management’s beliefs and assumptions made based on information currently available to management and may be identified by the use of the words “outlook,” “guidance,” “expects,” “believes,” “anticipates,” “should,” “estimates,” and similar expressions. These forward-looking statements involve known and unknown risks and uncertainties, which may cause our actual results and performance to be materially different from those expressed or implied in the forward-looking statements. Risks and uncertainties that may impact future results and performance include, but are not limited to our ability to successfully execute our leadership succession and strategies with respect to PS4.0 and PS Next and those risks and uncertainties described in Part 1, Item 1A, “Risk Factors” in our most recent Annual Report on Form 10-K for the year ended December 31, 2025 filed with the Securities and Exchange Commission (the “SEC”) on February 12, 2026 and in our other filings with the SEC. These forward-looking statements speak only as of the date of this press release or as of the dates indicated in the statements. All of our forward-looking statements, including those in this press release, are qualified in their entirety by this cautionary statement. We expressly disclaim any obligation to update publicly or otherwise revise any forward-looking statements, whether as a result of new information, new estimates, or other factors, events or circumstances after the date of these forward-looking statements, except when expressly required by law. Given these risks and uncertainties, you should not rely on any forward-looking statements in this press release, or which management may make orally or in writing from time to time, neither as predictions of future events nor guarantees of future performance.